Exhibit 10.1

Execution Version
SUBSCRIPTION AND SHARE PURCHASE AGREEMENT
Subscription And Share Purchase Agreement (the “Agreement”), dated as of June 14, 2022, by and between VectivBio Holding AG, a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland (the “Company”), and Forbion Growth Opportunities Fund II Coöperatief U.A., represented by Forbion Growth II Management B.V. (the “Buyer”).
Whereas:
A.    The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).
B.    The Company is registered with the Commercial Register of the Canton of Basel-Stadt under the company identification number CHE-289.024.902. The Company's current share capital registered with the Commercial Register of the Canton of Basel-Stadt amounts to CHF 1,984,436.05, divided into 39,688,721 ordinary shares with a nominal value of CHF 0.05 each (the “Ordinary Shares”). The Ordinary Shares are listed on the Nasdaq Global Market (the “Principal Market”).
C.    Upon the terms and conditions of this Agreement, the Buyer wishes to purchase, and the Company wishes to sell, 3,478,260 ordinary shares with a nominal value of CHF 0.05 each (the “Shares”) for an aggregate purchase price of $19,999,995.00. The Company wishes to (i) sell 3,053,008 Ordinary Shares held in treasury (the “Treasury Shares”) and (ii) issue and sell 425,252 newly issued Ordinary Shares out of its authorized share capital (the “New Shares”).
Now, Therefore, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:
1.    SUBSCRIPTION, PURCHASE AND SALE OF SHARES
(a)    Subscription for New Shares.
Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Buyer hereby agrees to subscribe for such number of New Shares as set forth in Schedule 1 at an issue price (Ausgabebetrag) of USD 5.75 per New Share, corresponding to an aggregate issue price as set forth in Schedule 1 (the “Issue Price”).
(i)    Subscription. The Buyer hereby agrees to (i) deliver the corresponding executed subscription form (Zeichnungsschein) to the Company in the form of Schedule 1(a) hereto in original form (wet-ink signed) by no later than 6:00 a.m. (New York City time) one Business Day (as defined below) prior to the Closing Date (as defined below) or such other time and date as agreed between the Company and the Buyer, and (ii) deposit, not later than 6:00 a.m. (New York City time) one Business Day prior to the Closing Date (as defined below), or such other date and time as agreed between the Company and the Buyer, same-day funds for value in the amount of the Issue Price with Credit Suisse (Schweiz) AG (the “Bank”), in a blocked account for the capital increase (Kapitaleinzahlungskonto), made out to the Company’s name.
(ii)    Capital Increase. The Company undertakes, upon receipt of the documents referred to in Section 1(a) and before 3:00 a.m. (New York City time) on the Closing Date (as defined below), or such other time and date as agreed between the Company and the Buyer, to resolve on a capital increase for the issuance of the New Shares out of the Company's authorized capital (the “Capital Increase”) and to register the Capital Increase with the Commercial Register of the Canton of Basel-Stadt.

(iii)    Closing. Immediately after the registration of the Capital Increase in the Commercial Register of the Canton of Basel-Stadt, but in no event later than 9:30 a.m. (New York City time) on the Closing Date, the Company will:
(1)    deliver to the Buyer pdf-copies of (A) the certified extract from the Commercial Register of the Canton of Basel-Stadt confirming that the Capital Increase has been registered in the Commercial Register (Tagesregister), and (B) a certificate of entry in the Company’s uncertificated securities book (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing the Buyer as first holder of the New Shares, and
(2)    take all steps necessary to ensure that the New Shares will be (A) issued to the Buyer and (B) duly recorded in the Company's share register in the name of the Buyer on the applicable balance account in book-entry form at the Transfer Agent on the Closing Date.
(b)    Purchase of Shares.
Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the (i) Buyer undertakes to purchase from the Company on the Closing Date (as defined below), such number of Treasury Shares as set forth in Schedule 1 at a purchase price of USD 5.75 per Treasury Share, corresponding to an aggregate purchase price as set forth in Schedule 1 (the “Purchase Price”) and (ii) Buyer shall pay the Purchase Price relating to such Treasury Shares on the Closing Date by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (iii) Company undertakes to transfer such number of Treasury Shares as set forth in Schedule 1 to the Buyer on the Closing Date (as defined below), to be duly recorded in the Company's share register in the name of the Buyer on the applicable balance account in book-entry form at the Transfer Agent.
(i)    Closing. The date and time of the Closing (the “Closing Date”) shall be on such date and time as is mutually agreed to by the Company and the Buyer, but in no event shall the Closing occur later than June 24, 2022, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Cooley LLP, 55 Hudson Yards, New York, NY 10001-2157 or such other location (including remotely by electronic transmission) as the parties shall mutually agree.
2.    BUYER’S REPRESENTATIONS AND WARRANTIES
The Buyer represents and warrants to the Company as of the date of this Agreement and as of the Closing Date that (provided that nothing in this Section 2 shall modify, amend or affect the Buyer’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement):
(a)    Organization and Good Standing. If the Buyer is an entity, the Buyer is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
(b)    Authorization and Power. The Buyer has the requisite power and authority to enter into and perform this Agreement, to subscribe for the New Shares and to purchase the Shares being sold to it hereunder. If Buyer is an entity, the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, and no further consent or authorization of the Buyer or its board of directors, stockholders, partners or similar body, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Buyer and constitute, or shall constitute when executed and delivered, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with the terms thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)    No Public Sale or Distribution. The Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of all or any part of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement. The Buyer is acquiring the Shares hereunder in the ordinary course of its business. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Shares. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(d)    Buyer Status. At the time the Buyer was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 under the Securities Act. The Buyer is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Buyer is not a broker-dealer, nor an affiliate of a broker-dealer.
(e)    Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares. The Buyer understands that the Shares therefore cannot be resold unless they are registered under the Securities Act or disposed of pursuant to a valid exemption from the registration requirements of the Securities Act. In this connection, the Buyer represents that it is familiar with Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), and understands the resale limitations imposed thereby and by the Securities Act.
(f)    Purchase Entirely for Own Account. This Agreement is made with the Buyer in reliance upon the Buyer’s representation to the Company, which by the Buyer’s execution of this Agreement the Buyer hereby confirms, that the Shares to be received by the Buyer will be acquired in the ordinary course of its business and for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Buyer further represents that the Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. By executing this Agreement, the Buyer further represents that the Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws and the respective rules and regulations promulgated thereunder.
(g)    Information. The Buyer acknowledges that it and its advisors, if any, had adequate time to review the information and disclosures publicly available or made available to the Buyer prior to making its decision to purchase the Shares. The Buyer further acknowledges that any such information consisting of financial estimates, projected financial information and other forward-looking information provided by the Company or its affiliates or representatives is based on a number of assumptions and estimates that are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond the control of the Company, and that it is understood that such projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ significantly from the projected results and that such difference may be material and that such projections are not a guarantee of financial performance. The Buyer has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. The Buyer and its advisors, if any, have been afforded a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company regarding the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein and the truth, accuracy, and completeness thereof. The Buyer understands that its investment in the Shares involves a high degree of risk and warrants that it is able to bear the economic risk and complete loss of such investment. The Buyer acknowledges that there may be certain consequences under U.S. federal, state and local income tax laws, foreign tax laws and other tax laws resulting from an investment in the Shares and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. If other than an individual, the Buyer also represents it has not been organized for the purpose of acquiring the Shares.
(h)    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
(i)    Transfer or Resale. The Buyer understands that: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144, (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and (iii) neither the Company nor any other Person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(j)    Legends. The Buyer understands that the book-entry notation with the Transfer Agent or other instruments representing the Shares, if any, except as set forth below, shall bear any legend as required by the applicable “blue sky” Shares laws, rules and regulations of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):
THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SHARES.
The Company acknowledges and agrees that the Buyer may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities

Act and, if required under the terms of such arrangement, the Buyer may transfer pledged or secured Shares to the pledgees or secured parties, subject to such transferee’s acknowledgement that the Shares are unregistered and subject to the transfer restrictions set forth therein and herein. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge.
(k)    Legend Removal. The legend set forth above shall be removed and the Company shall deliver or cause to be delivered Shares to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) or Computershare Trust Company, N.A., the current transfer agent of the Company and any successor transfer agent of the Company (the “Transfer Agent”), as applicable, and at the Buyer’s election so long as the Buyer is not an affiliate of the Company, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the date on which the legend is to be removed pursuant to this Section 2(k) if required by the Transfer Agent or requested by the Buyer to effect the removal of the legend hereunder pursuant to the immediately preceding sentence.
(l)    Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(m)    No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.
(n)    No General Solicitation and Advertising. The Buyer represents and acknowledges that it has not been solicited to offer to purchase or to purchase any Shares by means of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertising. The Buyer confirms that it has a substantive relationship with the Company predating commencement of the offering of the Shares pursuant to this Agreement.
(o)    Residency. The Buyer’s principal place of business is in the Netherlands.
(p)    Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(q)    Financial Advisors. In connection with the issue and purchase of the Shares, SVB Securities LLC, Piper Sandler & Co. and LifeSci Capital LLC (each an “Advisor” and, collectively, the “Advisors”) have not acted as the Buyer’s financial advisor or fiduciary. The Buyer acknowledges that the Advisors assume no responsibility for independent verification of, or the accuracy or completeness of, the information supplied by the Company to the Buyer. The Buyer hereby further acknowledges and agrees that (i) each of the Advisors is acting solely as advisor to the Company in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity for the Buyer, the Company or any other person or entity in connection with the transactions contemplated hereby, (ii) the Advisors have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, and (iii) the Advisors will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby. To the extent permitted by applicable law, the Buyer agrees that it shall not seek redress from the Advisors or any of their or their respective affiliates’ control persons, officers, directors or employees for all or part of any loss or losses the Buyer may suffer in respect of this Agreement or its investment, and neither the Advisors nor any of their or their respective affiliates’ control persons, officers, directors or employees shall have any liability to Buyer for, anything which any of them may do or refrain from doing in connection with this Agreement.
(r)    Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, the Buyer has not, nor has any person acting on behalf of or pursuant to any understanding with the Buyer, directly or indirectly executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares) (“Short Sales”), of the Shares of the Company during the period commencing as of the time that the Buyer was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, if the Buyer is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other persons party to this Agreement, the Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
(s)    No Intent to Effect a Change of Control. The Buyer has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.
(t)    Independent Evaluation. The Buyer confirms and agrees that it has not relied on the advice of the Company or any representations by any affiliate thereof in making any decision to enter into this Agreement.
3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the SEC Documents (defined below) or the Disclosure Schedules (as attached to this Agreement), which SEC Documents and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the SEC Documents, the Company represents and warrants to the Buyer as of the date of this Agreement and as of the Closing Date:

(a)    Emerging Growth Company Status. The Company is, and since the date of its initial public offering has been, an “emerging growth company,” as defined in Section 2(a) of the Securities Act.
(b)    Nasdaq Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company is in compliance with the current listing standards of the Principal Market. The Company has filed a Notification of Listing of Additional Shares with Nasdaq with respect to the Shares.
(c)    Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing (to the extent this concept applies) under the laws of Switzerland and has requisite corporate power and authority to own, lease and operate its properties and conduct its business as now conducted and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Effect (as defined below).
(d)    Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), represents all of the direct and indirect subsidiaries of the Company, has been duly incorporated or organized, as applicable, and is validly existing and in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, under the laws of the jurisdiction of its incorporation or organization, has requisite corporate or similar power and authority to own, lease and operate its properties and conduct its business as now conducted as described in the SEC Documents (as defined below) and is duly qualified to transact business and is in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Effect. Except as otherwise disclosed in the SEC Documents (as defined below), (i) all of the issued and outstanding shares of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, and (ii) except as otherwise disclosed in the SEC Documents, are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as otherwise disclosed in the SEC Documents, the Company does not own or control, directly or indirectly, any corporation, association or other entity.
(e)    Issuance of Shares. Schedule 3(e) sets forth (i) the stated share capital of the Company as of the date hereof, (ii) the number of shares issued and outstanding as of March 31, 2022, (iii) the number of shares issuable pursuant to the Company’s equity incentive plans as of the date hereof, and (iv) the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any Ordinary Shares of the Company as of March 31, 2022. The New Shares will have been duly authorized for issuance and, upon issuance in accordance with the terms hereof, will be validly issued in compliance with Swiss law, fully paid and non-assessable, and the statutory preemptive rights of the existing shareholders of the Company with respect to the issuance of the New Shares will have been validly set aside. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and delivery by the Company of the Shares is exempt from registration under the Securities Act. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued in compliance with Swiss law and are fully paid and non-assessable. None of the issued Ordinary Shares were issued in violation of the preemptive or other similar rights of any holder of the Company’s Ordinary Shares. As of the date hereof, except as described on Schedule 3(e), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind. Except as described on Schedule 3(e), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the

Company and any of the holders of the Company’s Ordinary Shares relating to the Ordinary Shares held by them.
(f)    Authorization; Enforcement; Validity. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability, including rights of indemnification, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)).
(g)    Investment Company Act Status. The Company is not required and, after giving effect to the offering and sale of the Shares, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
(h)    Consents. No consent, approval, authorization, filing with or order of any court, governmental agency or body, or other Person is required in connection with the transactions contemplated herein, except (i) such as may be required under the blue-sky laws of any jurisdiction in connection with the purchase of the Shares, (ii) such as have been obtained under the securities laws and regulations of jurisdictions outside of the United States in which the Shares are sold, (iii) the resolution of the Company's Board (as defined below) in the form of a duly notarized deed on the Capital Increase as set forth in article 652g Swiss Code of Obligations (Feststellungs- und Statutenänderungsbeschluss); and (iv) the filing and registration of the Capital Increase in the Commercial Register of the Canton of Basel-Stadt. The Company is not in violation of the listing requirements of the Principal Market and has not been informed as of the date hereof by the Principal Market of any future delisting or suspension of the Shares.
(i)    No Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of association (or similar organizational document), in force as at the date hereof or as expected to be in force immediately following the offering (B) in breach, default or violation of any of the terms or provisions of any agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, as applicable, to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets are subject (collectively, “Agreements and Instruments”), or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of (B) and (C), for any such violation which would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association or similar organizational document of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(j)    Financial Condition. Except as otherwise disclosed in the SEC Documents, subsequent to the respective dates as of which information is given in this Agreement: (i) (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Material

Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares; (ii) neither the Company nor its Subsidiaries, considered as one enterprise, has (A) incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity or (B) issued or granted any of the Company’s ordinary shares or other securities convertible into or exchangeable or exercisable for or that represent the right to receive shares of the Company other than under the Company's equity incentive plans; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries.
(k)    Regulatory. Except as disclosed in the SEC Documents, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the Department of Justice (“DOJ”) or the European Medicines Agency (“EMA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party, as applicable, or of which any of their respective properties or assets is the subject which are not described in the SEC Documents, could not result in a Material Adverse Effect.
(l)    Auditors. Ernst & Young AG, whose report on the consolidated financial statements of the Company has been filed as part of the Company’s most recent annual report on Form 20-F filed with the SEC, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Ernst & Young AG has not been engaged by the Company to perform any “prohibited activities” or provided to the Company any “non-audit services” (as defined in Section 10A of the Exchange Act).
(m)    Stamp Taxes. On the Closing Date, all stamp duties or other transfer taxes (other than income or similar taxes) which are required to be paid in Switzerland in connection with the issuance, sale and transfer of the Shares to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
(n)    No Supplier Disputes. To the knowledge of the Company, there is no strike, labor dispute, slowdown or work stoppage by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers or contractors that is existing or imminent, which, in either case, would result in a Material Adverse Effect.
(o)    Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(p)    Property. Each of the Company and its Subsidiaries has good and marketable title to all real property owned by them and good title to all other properties owned by them, as applicable, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the SEC Documents or (B) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases, as applicable, material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the SEC Documents, are in full force and effect, and to the knowledge of the Company or any of its Subsidiaries, neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary under any of the material leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(q)    Government Licenses. Each of the Company and its Subsidiaries possess such licenses, permits, exemptions, clearances, registrations, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities (including, without limitation, the FDA or the EMA) necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, each of the Company and its Subsidiaries are and have been in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Governmental Licenses, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Governmental Licenses. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(r)    Internal Controls. The Company and its Subsidiaries, on a consolidated basis, maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Documents, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(s)    Disclosure Controls. The Company and its Subsidiaries, on a consolidated basis, have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

(t)    Regulation M. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or to result in a violation of Regulation M under the Exchange Act.
(u)    Violation of Laws. Except as described in the SEC Documents or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(v)    ERISA. (i) Any “Employee Benefit Plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) for which the Company or its ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has complied in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), (ii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (iii) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (B) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (C) Sections 302 and 303, 406, 4063 and 4064 of ERISA, (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company, (vii) there has not occurred, nor is there reasonably likely to occur, a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or any of its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company’s and its Subsidiaries’ most recently completed fiscal year, and (viii) the Company does not have any “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.
(w)    Sarbanes-Oxley. The Company is in compliance with, and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with, any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that apply to the Company (the “Sarbanes-Oxley Act”).
(x)    Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(y)    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of the jurisdictions where the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(z)    OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat of Economic Affairs (“SECO”), the Swiss Directorate of International Law (“DIL”), the Crimea Region of Ukraine, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions prohibiting such funding or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(aa)    Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, trademarks, service marks, trade names, copyrights, (including all applications and registrations relating to any of the foregoing), inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), or other intellectual property described in the SEC Documents as being owned or licensed by the Company or its Subsidiaries or which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the SEC Documents (collectively, “Intellectual Property Rights”). To the Company’s knowledge and except as disclosed in the SEC Documents (i) there are no unreleased liens or security interests which have been filed against any of the Intellectual Property owned by the Company; (ii) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Documents as licensed to the Company, and the Company has taken all reasonable steps necessary to secure its interests in the Intellectual Property from its employees and contractors; (iii) there is no infringement, misappropriation or violation by third parties of any Intellectual Property; (iv) the Company is not infringing, misappropriating or violating the intellectual property rights of third parties; (v) the Company is the sole owner of the Intellectual Property owned by it and has the valid right to use such Intellectual Property; and (vi) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that either the Company infringes or otherwise violates, or would, upon the commercialization of any product described in the SEC Documents as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. To the knowledge of the Company, the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.
(bb)    Health Regulatory. Except as disclosed in the SEC Documents, each of the Company and its Subsidiaries: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the FDA, the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority or Governmental Entity to which they are subject, in Europe or elsewhere (collectively, the “Applicable Regulatory Authorities”); (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq. (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; and the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations in Europe or elsewhere.
(cc)    Clinical Trials. None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority. Except as described in the SEC Documents, all clinical and pre-clinical studies and trials sponsored or conducted by or on behalf of the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated with respect to the Company’s product candidates, including without limitation, any such studies and trials that are described in the SEC Documents, or the results of which are referred to in the SEC Documents, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company’s knowledge, being conducted in all material respects in accordance with the Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices, and in keeping with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the SEC Documents of the structure and results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the SEC Documents, the results of which are inconsistent with or call into question the results described or referred to in the SEC Documents; the Company and each of its Subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials that are described in the SEC Documents or the results of which are referred to in the SEC Documents, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its Subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or any of its Subsidiaries in connection with a Company Trial, the Company or such subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder and any similar foreign laws and regulations in Europe or elsewhere. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or any other Applicable Regulatory Authority to have engaged in scientific misconduct.
(dd)    Broker-Dealer. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the SEC Documents, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Buyer or its counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.

(ee)    Health Care Laws. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities, including, without limitation, the Health Care Laws, except for such non-compliance that would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.
(ff)    Cybersecurity. (A) To the knowledge of the Company, there has been no material security breach or incident, including any unauthorized access to or disclosure, or other compromise of the confidentiality, integrity or availability of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in any security breach or incident described in the preceding clause (A); and (C) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data, including as required by applicable regulatory standards. The Company and its Subsidiaries are presently in compliance with all (i) applicable laws or statutes, (ii) judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, (iii) internal policies of the Company or its Subsidiaries and (iv) contractual obligations of the Company or its Subsidiaries relating to the privacy and security of IT Systems and Data, except, in each case, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
(gg)    Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.
(hh)    PFIC. Based on the nature of the Company’s income and the estimated value and composition of the Company’s assets, the Company does not believe that it was a “passive foreign investment company” for U.S. federal income tax purposes for its taxable year ended December 31, 2021.
(ii)    Dividends. Except as disclosed in the SEC Documents, (i) all dividends and other distributions declared and payable on the Ordinary Shares may under current laws and regulations of Switzerland be paid by the Company to the holder thereof in Swiss franc that may be converted into foreign currency and, except for certain restrictions with respect to national and international sanctions relating to certain countries, freely transferred out of Switzerland, and (ii) all such payments made to holders thereof or therein who are non-residents of Switzerland will not be subject to income or withholding taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.
(jj)    Swiss Law. This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement.
(kk)    Acknowledgment Regarding Buyer’s Purchase of Shares. The Company acknowledges and agrees that the Buyer is acting solely in its capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and that the Buyer is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries, or (iii) a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer’s purchase of the Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.
(ll)    No General Solicitation; Agents’ Fees. Neither the Company, nor any of its Subsidiaries, affiliates (as defined in Rule 405 under the Securities Act), nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (each within the meaning of Rule 502(c) under the Securities Act) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any fees and financial advisory fees (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company has engaged the Advisors to act as its financial advisors in connection with the sale of the Shares.
(mm)    No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the Shares of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.
(nn)    SEC Documents; Financial Statements. Since April 8, 2021, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it through the Closing Date with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, including the prospectus filed by the Company with the SEC pursuant to Rule 424(b) on April 9, 2021, being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC and as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods covered thereby (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(oo)    Absence of Certain Changes. Since the date of the Company’s last filing with the SEC pursuant to the reporting requirements of the Exchange Act, except as described on Schedule 3(oo), there has not been:
(i)    any change in the consolidated assets, liabilities, financial condition or operating results of the Company or its Subsidiaries from that reflected in the financial statements included in the Company’s Annual Report on Form 20-F, filed on April 7, 2022, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
(ii)    any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the shares of the Company, or any redemption or repurchase of any Shares of the Company;
(iii)    any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;
(iv)    any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
(v)    any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);
(vi)    any change or amendment to the Company’s articles of association or organizational regulations, or material change to, or waiver of any material right under, any Material Contract (as defined below) or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;
(vii)    any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;
(viii)    any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;
(ix)    the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary; or
(x)    any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
(pp)    No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable Shares laws in its reports under Section 13(a) or 15(d) of the Exchange Act and which has not been publicly announced.

(qq)    Acknowledgement Regarding Buyer’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyer with applicable law, it is understood and acknowledged by the Company (i) that the Buyer has not been asked by the Company or its Subsidiaries to agree, nor has the Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, Shares of the Company, or “derivative” Shares based on Shares issued by the Company or to hold the Shares for any specified term, (ii) that past or future open market or other transactions by the Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded ordinary shares, (iii) that the Buyer, and counter parties in “derivative” transactions to which any the Buyer is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares, and (iv) that the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, subject to compliance by the Buyer with applicable law, (A) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Shares are outstanding and (B) such hedging and/or trading activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of this Agreement.
(rr)    No Overindebtedness. Neither the Company nor its Swiss subsidiaries are overindebted, or suffering from capital loss within the meaning of article 725 of the Swiss Code of Obligations.
4.    COVENANTS
(a)    Blue Sky. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary, if any, in order to obtain an exemption for or to qualify the Shares for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.
(b)    Reporting Status; Public Information. Until the Buyer no longer owns any Shares, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall use commercially reasonable efforts not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act would otherwise permit such termination.
(c)    Use of Proceeds. The Company will use the net proceeds from the issuance and sale of the Shares for general corporate purposes, including the development of its clinical and pre-clinical candidates and preparation for the commercialization of its lead clinical candidate, and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its or its Subsidiaries’ equity securities. The Buyer acknowledges that the Company has agreed under a letter agreement with the Advisors to pay these financial advisors certain fees in respect of the issuance and sale of the Shares to the Buyer.
(d)    Listing. The Company will use commercially reasonable efforts to continue the listing and trading of the Ordinary Shares on the Principal Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market.
(e)    Fees. Each party hereto shall bear its own expenses in connection with the sale of the Shares to the Buyer.

(f)    Disclosure of Transactions and Other Material Information. The Company may, at its discretion, issue a press release on or after the date of this Agreement. By 5:30 p.m., New York City time, on the Closing Date, the Company shall make commercially reasonable efforts to file a Report of Foreign Private Issuer on Form 6-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act (the “Filing”). From and after the filing of the Filing with the SEC, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Filing, unless prior thereto the Buyer has consented to the receipt of such information and agreed with the Company to keep such information confidential. In addition, effective upon the issuance of the Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors or employees, on the one hand, and the Buyer, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Filing with the SEC without the express written consent of the Buyer. If the Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries to which it has not consented to in writing, it shall provide the Company with written notice thereof. Neither the Company, its Subsidiaries nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, other than a subsequent Report of Foreign Private Issuer on Form 6-K filed on the date of this Agreement that includes this Agreement as an exhibit to such Filing with the SEC; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations. Without the prior written consent of the Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market. To the extent that the Company delivers any material, non-public information regarding the Company to the Buyer (i) without the Buyer’s consent, absent an agreement as to confidentiality with respect to such information, or (ii) directly or indirectly, to the Buyer in relation to its Board Designee and Board Observer (each as defined below) rights, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents or employees, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents or employees not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. The Company understands and confirms that the Buyer shall be relying on the foregoing covenant in effecting transactions in Shares of the Company.
(g)    Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
(h)    Board Appointment.
(i)    As of the Closing Date, the Buyer shall have the right (but not the obligation) to nominate one (1) person (the “Board Designee”) to the board of directors of the Company (the “Board”), to be proposed by the Board for election at a shareholders’ meeting of the Company to be held prior to the end of 2022.
(ii)    As of the Closing Date, for the interim period between the Closing Date and the potential election of the proposed Board Designee by the shareholders’ meeting of the Company and in case the shareholders’ meeting of the Company does not vote in favor of electing the Board Designee, the Buyer shall have the right (but not the obligation) to designate one (1) individual as a Board observer (the “Board Observer”). The Board Observer shall have the same rights as a Board member except for the Board voting rights and committee roles. Subject to executing a customary confidentiality agreement as reasonably required by the Company, the Board Observer shall be allowed to attend all Board meetings as an equal insider, including the executive session, and will be reimbursed for costs related to hotels, flights etc., subject to typical carveouts required to protect the Company’s attorney-client privilege and other fiduciary obligations.
5.    REGISTER; TRANSFER AGENT INSTRUCTIONS
(a)    Transfer Agent Instructions. The Company represents and warrants that no instruction, other than stop transfer instructions to give effect to Section 2(i) hereof, will be given by the Company to the Transfer Agent with respect to the Shares, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Company’s articles of association and under applicable law. If the Buyer effects a sale, assignment or transfer of the Shares in accordance with Section 2(i), the Company shall permit the transfer and shall promptly instruct its Transfer Agent to credit shares to the applicable balance accounts of such Transfer Agent in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent shall issue such Shares to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.
(b)    Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL
The obligation of the Company hereunder to issue and sell the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:
(a)    The Buyer shall have executed this Agreement and delivered the same to the Company.
(b)    The Buyer shall have delivered to the Company the executed subscription form (Zeichnungsschein) in the form of Schedule 1(a) hereto in original form (wet-ink signed) by no later than 6:00 a.m. (New York City time) one Business Day prior to the Closing Date or such other time and date as agreed between the Company and the Buyer.
(c)    The Buyer shall have deposited, not later than 6:00 a.m. (New York City time) one Business Day prior to the Closing Date, or such other date and time as agreed between the Company and the Buyer, same-day funds for value in the amount of the Issue Price with the Bank, in a blocked account for the capital increase (Kapitaleinzahlungskonto), made out to the Company’s name, and the Bank shall have issued and delivered to the Company a written confirmation of payment (Kapitaleinzahlungsbestätigung) of the Issue Price by no later than 10:00 a.m. (New York City time) one Business Day prior to the Closing Date or such other date and time as agreed between the Company and the Buyer.
(d)    The Buyer shall have paid the Purchase Price for the Treasury Shares being purchased by the Buyer at the Closing, if any, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
(e)    The representations and warranties of the Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or

Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.
(f)    The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the issuance and sale of the Shares.
(g)    The Buyer shall have delivered such documents as may be reasonably requested by the Transfer Agent in connection with the registration of the Shares in the share register of the Company maintained by the Transfer Agent.
7.    CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE
The obligation of the Buyer hereunder to purchase the Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(a)    The Company shall have duly executed and delivered to the buyer this Agreement.
(b)    The Shares (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
(c)    The Company shall have delivered to the Buyer (i) a copy of the resolution adopted by the Company’s Board in connection with the issuance of the New Shares as part of the Capital Increase (Erhöhungsbeschluss) and (ii) a certificate, executed by an executive officer of the Company and dated as of the Closing Date certifying the matters set forth in Sections 7(d) and 7(e).
(d)    The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(e)    Subject to the registration of the New Shares to be issued under this Agreement having been validly registered in the Commercial Register of the Canton of Basel-Stadt, the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the issuance and sale of the Shares. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

8.    TERMINATION
In the event that (i) the Closing shall not have occurred with respect to the Buyer on or before ten (10) Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above or (ii) the Company has not delivered the number of New Shares subscribed for and purchased by the Buyer within twenty (20) Business Days of the Closing Date as a result of a failure of the Commercial Register of the Canton of Basel-Stadt to register such New Shares within that period, the nonbreaching party or, under the circumstances contemplated under (ii), any party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. “Business Day” means any day on which the Principal Market is open for trading other than Saturday, Sunday or other day or half-day on which commercial banks in The City of New York or in the city of Zurich, Canton of Zurich (Switzerland), are authorized or required by law or other governmental action to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or in the city of Zurich, Canton of Zurich (Switzerland) generally are open for use by customers on such day.
If this Agreement is terminated pursuant to this Section 8 after the Closing Date, the Company and the Buyer shall take all such actions which are required in order to unwind the transactions contemplated by this Agreement and to revert as soon as possible all Closing actions which have already been taken or effected by the Company and/or the Buyer.
9.    MISCELLANEOUS
(a)    Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement (and any subsequent amendments thereof) shall be governed by and construed in accordance with the substantive laws of Switzerland, without regard to its conflict of law provisions. Any dispute arising out of or in connection with this Agreement (and any subsequent amendments thereof) shall be subject to the exclusive jurisdiction of the competent courts of Basel-Stadt, Switzerland, without giving effect to any choice of law or conflict of law provision or rule (whether of Switzerland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than Switzerland.
(b)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)    Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements between the Buyer and the Company and this Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, except as specifically set forth herein. Sections 2, 3, and 9(h) of this Agreement may not be modified, waived or terminated in a manner that is material and adverse to the Advisors without the prior written consent of the Advisors. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement. The Company has not, directly or indirectly, made any binding agreements with the Buyer relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has made no commitment or promise or has any other obligation to provide any financing to the Company or otherwise.
(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) when sent, if sent by email (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient, or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
VectivBio Holding AG
Aeschenvorstadt 36, 4051
Basel, Switzerland
E-mail: claudia.daugusta@vectivbio.com
Attention: Claudia D’Augusta
with a copy (for informational purposes only) to:
Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
Email: rsansom@cooley.com
Attention: Ryan Samson
and
Homburger AG
Prime Tower
Hardstrasse 201
Switzerland
Email: andreas.mueller@homburger.ch
Attention: Andreas Müller
If to the Transfer Agent:
Computershare Trust Company, N.A.
480 Washington Boulevard, 26th Floor
Jersey City, NJ 07310
Email: Donna.Bent@computershare.com

Attn: Donna Bent
If to the Buyer:
Forbion Growth II Management B.V.
Gooimeer 2-35
1411DC
Naarden, The Netherlands
Email: Wouter.Joustra@forbion.com
Attn: Wouter Joustra
or to such other physical or electronic address or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date and recipient email address of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. To the extent that any notice provided pursuant to this Agreement constitutes, or contains material nonpublic information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Report of Foreign Private Issuer on Form 6-K.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, provided that the Buyer may assign some or all of its rights hereunder without the consent of the Company to one of its affiliates, in which event such affiliate shall be deemed to be the Buyer hereunder with respect to such assigned rights; further provided that such affiliate agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to the “Buyer.”
(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (1) each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k) below and (2) the Advisors are entitled to rely on, and shall be third party beneficiaries of, the representations and warranties of the Buyer contained in Section 2 of this Agreement and the representations and warranties of the Company as if such representations and warranties were made directly to the Advisors.
(i)    Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 8 and 9 shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)    Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Shares thereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered by the Company hereunder, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any certificate delivered by the Company hereunder or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any certificate delivered by the Company hereunder, except, in each case, with respect to any Indemnified Liabilities that resulted from any Indemnitee’s gross negligence, willful misconduct or fraud or to the extent that a loss, claim, damage or liability is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by the Buyer in this Agreement and provided, that the Indemnified Liability shall in any event not exceed in the aggregate amount of distributable reserves of the Company within the meaning of article 675 of the Swiss Code of Obligations.
(l)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m)    Remedies. The Buyer shall have all rights and remedies set forth in this Agreement. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Each party hereto agrees that it shall not have a remedy of punitive or consequential damages against the other and hereby waives any right or claim to punitive or consequential damages it may now have or may arise in the future.
(n)    Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or the Buyer enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
(o)    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
(p)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Buyer and the Company have caused its respective signature page to this Subscription and Share Purchase Agreement to be duly executed as of the date first written above.

COMPANY

VECTIVBIO HOLDING AG

By:	/s/ Luca Santarelli
Name:	Luca Santarelli
Title:	Chief Executive Officer

By:	/s/ Claudia D’Augusta
Name:	Claudia D’Augusta
Title:	Chief Financial Officer

BUYER:

FORBION GROWTH II MANAGEMENT B.V.

ON BEHALF OF FORBION GROWTH OPPORTUNITIES FUND II COOPERATIEF U.A.

By:	/s/ Wouter Joustra
Name:	Wouter Joustra
Title:	Signing as authorized proxy

FORBION GROWTH II MANAGEMENT B.V.

ON BEHALF OF FORBION GROWTH OPPORTUNITIES FUND II COOPERATIEF U.A.

By:	/s/ Nanna Lüneborg
Name:	Nanna Lüneborg
Title:	Signing as authorized proxy
SIGNATURE PAGE TO SUBSCRIPTION AND SHARE PURCHASE AGREEMENT

SCHEDULE 1
The Buyer shall subscribe for the New Shares and, respectively, purchase the Treasury Shares as follows:

Source of Shares	Number of Shares	Issue Price	Purchase Price
New Shares	425,252	USD 2,445,199.00	n/a
Treasury Shares	3,053,008	n/a	USD 17,554,796.00

SCHEDULE 1(a)

Zeichnungsschein
Subscription Form
[ ● ], [Address] (Zeichner / Subscriber),

zeichnet in voller Kenntnis der Statuten der VectivBio Holding AG, Basel, CHE-289.024.902 (die Gesellschaft), und unter Bezugnahme auf (i) die Ermächtigung des Verwaltungsrates der Gesellschaft gemäss Generalversammlungsbeschluss vom 1. April 2021 im Rahmen des genehmigten Aktienkapitals das Aktienkapital der Gesellschaft gemäss Art. 3a der Statuten der Gesellschaft um maximal CHF 641'049.60 zu erhöhen und (ii) den Kapitalerhöhungsbeschluss des Verwaltungsrates der Gesellschaft vom [ ● ]:
subscribes in full knowledge of the articles of association of VectivBio Holding AG, Basel, CHE-289.024.902 (the Company), and with reference to (i) the authorization of the board of directors of the Company pursuant to the resolution of the general meeting of shareholders held on April 1, 2021 to increase the share capital of the Company by an amount of up to CHF 641,049.60 out of the authorized share capital pursuant to art. 3a of the articles of association of the Company and (ii) the resolution of the board of directors of the Company to increase the share capital dated [ ● ]:

_______________________ ordentliche Namenaktien der Gesellschaft mit einem Nennwert von je CHF 0.05 zum Ausgabebetrag von USD 5.75 pro Aktie (Gesamtausgabebetrag von USD _______________________).
_______________________ registered ordinary shares of the Company with a nominal value of CHF 0.05 each at an issue price of USD 5.75 per share (aggregate issue price of USD _______________________).
Der Zeichner verpflichtet sich hiermit bedingungslos, eine dem Gesamtausgabebetrag entsprechende Einlage zu leisten. Die Einlage erfolgt durch:
The Subscriber herewith undertakes unconditionally to make a contribution corresponding to the aggregate issue price. The contribution is paid by:
Geldeinlage in der Höhe von USD _______________________ durch Einzahlung auf das von der Gesellschaft bezeichnete Konto.
deposit of funds by cash payment of USD _______________________ into the account designated by the Company.
Dieser Zeichnungsschein und die darin übernommenen Verpflichtungen sind gültig bis zum 30. Juni 2022.
This subscription form and the obligations assumed herein are valid until June 30, 2022.

Dieser Zeichnungsschein untersteht materiellem Schweizer Recht ohne Berücksichtigung der kollisionsrechtlichen Bestimmungen des internationalen Privatrechts und unter Ausschluss des Übereinkommens der Vereinten Nationen über Verträge über den internationalen Warenkauf. Ausschliesslicher Gerichtsstand für sämtliche Streitigkeiten aus oder im Zusammenhang mit diesem Zeichnungsschein ist die Stadt Basel, Schweiz.
This subscription form shall be governed by the substantive laws of Switzerland, without regard to the conflicts of law provisions of international private law and excluding the UN Convention on Contracts for the International Sale of Goods. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this subscription form shall be the city of Basel, Switzerland.

Wenn dieser Zeichnungsschein bei Durchführung der Kapitalerhöhung nur als handschriftlich oder elektronisch unterschriebene pdf- oder Faxkopie (aber nicht als Original) vorliegt, bevollmächtigt der

Zeichner hiermit jedes Mitglied des Verwaltungsrates der Gesellschaft, diesen Zeichnungsschein im Namen des Zeichners auf der Grundlage dieser handschriftlich oder elektronisch unterschriebenen pdf- oder Faxkopie zu unterzeichnen.
If this subscription form is available at completion of the capital increase only as a wet ink or electronically signed pdf or fax copy (but not as an original), the Subscriber hereby authorizes any member of the board of directors of the Company to sign this subscription form on behalf of the Subscriber on the basis of such wet ink or electronically signed pdf or fax copy.

Im Fall von Differenzen zwischen der deutschen und der englischen Fassung dieses Zeichnungsscheins geht die deutsche Fassung vor.
In case of discrepancies between the German and the English version of this subscription form, the German version shall prevail.

[Unterschriftenseite folgt]
[Signature page follows]

Datum / date: _________________________

[ ● ]

Name: Title:	Name: Title:

SCHEDULE 3(E)

(i)    Share Capital of the Company as of the date hereof:
●    CHF 1,984,436.05, divided into 39,688,721 Ordinary Shares
(ii)    The number of Ordinary Shares issued and outstanding as of March 31, 2022:
●    35,973,339 Ordinary Shares issued and outstanding (excluding 662,374 Ordinary Shares the Company held in treasury)
(iii)    The number of Ordinary Shares of the Company issuable pursuant to the Company’s equity incentive plans as of the date hereof:
●    3,841,800 Ordinary Shares issuable upon the exercise of options outstanding under the Company's equity incentive plans as of December 31, 2021;
●    580,453 Ordinary Shares issuable upon vesting of RSUs issued under the Company's equity incentive plans as of December 31, 2021, of which 103,319 RSUs have been settled in treasury shares as of the date hereof; and
●    1,875,171 Ordinary Shares issuable upon the exercise of options issued after December 31, 2021 under the Company's equity incentive plans.
(iv)    The number of Ordinary Shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any Ordinary Shares of the Company as of March 31, 2022:
●    324,190 Ordinary Shares issuable upon exercise of outstanding warrants issued to Kreos Capital VI (Expert Fund) LP after December 31, 2021 at an exercise price of USD 5.5243 per Ordinary Share and 356,961 Ordinary Shares initially issuable upon conversion of the minimum convertible note of the convertible loans that may be issued to Kreos Capital VI (UK) Limited at a conversion price of USD 7.0036 per Ordinary Share.
Outstanding warrants, options, convertible securities or other rights, agreements or arrangements under which the Company is or may be obligated to issue equity securities:
●    Convertible loan agreement by and among VectivBio Holding AG, VectivBio US, Inc., GlyPHarma Therapeutic Inc./GlyPharma Thérapeutique Inc., VectivBio Comet AG, Comet Therapeutics, Inc. and Kreos Capital VI (UK) Limited, dated as of March 26, 2022; and
●    Warrant agreement by and between VectivBio Holding AG and Kreos Capital VI (Expert Fund) LP, dated as of March 26, 2022.

SCHEDULE 3(OO)
None